Exhibit 99.3

LETTER TO BROKERS, DEALERS

COMMERCIAL BANKS, TRUST COMPANIES

AND OTHER NOMINEES

Offer by

MALBEC ACQUISITION CORP.,

a wholly owned subsidiary of

SALESFORCE.COM, INC.

to Exchange Each Outstanding Share of Class A Common Stock and Class B Common Stock of

MULESOFT, INC.

for

$36.00 in cash

and

0.0711 of a share of common stock of salesforce.com, inc.

(subject to the terms and conditions described in the prospectus/offer to exchange and the letter of transmittal)

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK TIME, AT THE END OF MAY 1, 2018, UNLESS EXTENDED OR TERMINATED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

April 2, 2018

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

We have been engaged by Malbec Acquisition Corp. (the “Offeror”), a Delaware corporation and a wholly owned subsidiary of salesforce.com, inc., a Delaware corporation (“Salesforce”), which is offering, upon the terms and subject to the conditions set forth in the enclosed prospectus/offer to exchange and related letter of transmittal, to exchange for each outstanding share of Class A common stock of MuleSoft, Inc., a Delaware corporation (“MuleSoft”), par value $0.000025 per share (the “MuleSoft Class A Common Stock”), and Class B common stock of MuleSoft, par value $0.000025 per share (“MuleSoft Class B Common Stock,” and together with MuleSoft Class A Common Stock, the “MuleSoft Common Stock”):

•	$36.00 in cash; and

•	0.0711 of a share of common stock of Salesforce, par value $0.001 per share (“Salesforce Common Stock”), together with cash in lieu of any fractional shares of Salesforce Common Stock;

in each case, without interest and less any applicable withholding taxes (such offer, on the terms and subject to the conditions and procedures described in the prospectus/offer to exchange and the letter of transmittal, together with any amendments or supplements thereto, the “Offer”).

YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK TIME, AT THE END OF MAY 1, 2018, UNLESS THE OFFER IS EXTENDED OR TERMINATED.

There is no procedure for guaranteed delivery in the Offer and, therefore, tenders must be received by the expiration of the Offer.

For your information and for forwarding to your clients for whose accounts you hold shares of MuleSoft Class A Common Stock registered in your name or in the name of your nominee, we are enclosing the following documents:

1.	the prospectus/offer to exchange;

2.	the related letter of transmittal for your use in accepting the Offer and tendering shares of MuleSoft Class A Common Stock and for the information of your clients; and

3.	a printed form of letter which may be sent to your clients for whose accounts you hold shares of MuleSoft Class A Common Stock registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Offer.

WITH RESPECT TO ANY OF YOUR CLIENTS THAT ARE THE HOLDER OF RECORD OF SHARES OF MULESOFT CLASS B COMMON STOCK, PLEASE INSTRUCT SUCH CLIENTS TO COMPLETE THE LETTER OF TRANSMITTAL THAT IS BEING PROVIDED TO THEM SEPARATELY IF THEY WISH TO TENDER SUCH SHARES OF MULESOFT CLASS B COMMON STOCK.

Neither Salesforce nor the Offeror will pay any commissions or fees to any broker, dealer or other person, other than to us, as the information agent, Computershare Trust Company, N.A., as the exchange agent, and other persons as may be described in the section of the prospectus/offer to exchange titled “The Offer—Fees and Expenses,” for soliciting tenders of shares of MuleSoft Common Stock pursuant to the Offer. Upon request, Salesforce will reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients.

Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the undersigned as the information agent at the addresses and telephone numbers set forth in the prospectus/offer to exchange.

Very truly yours,

Morrow Sodali, LLC

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU AS THE AGENT OF SALESFORCE, THE OFFEROR, MULESOFT, THE INFORMATION AGENT OR THE EXCHANGE AGENT OR ANY AFFILIATE OR ASSOCIATE OF ANY OF THEM OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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